COVENANT NOT TO COMPETE

THIS COVENANT NOT TO COMPETE (this "Agreement"), made this 19th day of September, 2000 between HEALTHCOMP EVALUATION SERVICES CORPORATION, a Nevada corporation ("Purchaser") and U.S. HEALTHWORKS, INC. a Delaware corporation ("Shareholder");


W I T N E S S E T H:

WHEREAS, Shareholder is the sole shareholder of U.S. HealthWorks Holding Company, Inc., a Delaware corporation ("Seller"), and whereas on this day Shareholder, Seller and Purchaser have entered into an Acquisition Agreement (the "Acquisition Agreement") whereby Purchaser has agreed to purchase from Seller the Assets of the Preventive Services Division of Seller ("PSD") and all of PSD's business operations relating to the Business, upon the terms and subject to the conditions set forth therein (the "Transaction"); and

WHEREAS, Purchaser will thereafter conduct the Business and operations of PSD in the same manner as such Business was conducted by Seller prior to the Transaction, and the Shareholder has intimate knowledge of the business practices of PSD, which, if exploited by the Shareholder in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Purchaser to continue the business previously conducted by PSD; and

WHEREAS, to induce Purchaser to enter into the Transaction, Shareholder has agreed to execute this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby specifically agreed to and acknowledged, Shareholder and Purchaser, intending to be legally bound, agree as follows:

1. Noncompetition. Shareholder covenants and agrees that, for a period of three (3) years from the date hereof, Shareholder will not, within the Continental United States (the "Territory"), directly or indirectly, compete with PSD by carrying on a business which is substantially similar to the Business (as defined in Section 5 hereof).

2. Harm to Reputation of Purchaser. Shareholder further agrees that, from the date of this Agreement, Shareholder will not make, or cause to be made, any type of comments or statements to any agent, employee, customer, contractor, or any other person or entity in the Territory, which tend, or would tend, to harm or lessen the reputation of Purchaser in the industry.

3. Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) managing, selling or marketing or supervising others with regard to the Business,
(ii) calling on, soliciting, taking away, accepting as a customer or attempting to call on, solicit, take away or accept as a customer for purposes of the Business any individual, partnership, corporation, limited liability company or association that is or was a customer of PSD during the twelve calendar month period immediately prior to the date hereof with whom Shareholder had contact prior to the date hereof at any time, (iii) soliciting, taking away or attempting to solicit or take away any employee of the Business, either on Shareholder's own behalf or on behalf of any other person or entity, who was an employee of the Business during the twelve calendar month period immediately prior to the date hereof, or (iv) for the period of this Agreement, entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, limited liability company or association.

4. Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 3 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and
(iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective broker or customer of PSD as of the date hereof.

5. Business. For purposes of this Agreement, the term "Business" shall mean the provision of mobile hearing conservation, mobile respiratory surveillance, and industrial hygiene/safety services through engineering controls, sales of protective devices, environmental monitoring and environmental analysis at customer site and the sale or license of software used in such activities. For purposes of this Agreement, the term "Business" shall not be deemed to include Occupational Medicine.

The term "Occupational Medicine" shall mean any employer or employer's insurance paid medical services and testing relating to employees and having specific reference to employment related matters, which involve only pre-placement physical exams (which include pulmonary function testing), laboratory testing, x-rays, audiometry, spirometry, electrocardiography, drug screens, and work-related injuries and illnesses, physical therapy and rehabilitation associated with work-related injuries and consulting with employers regarding employer policies and case management, with arrangements usually contemplating such services being provided for all employees of the employer and medical services generally defined as primary care or urgent care; provided, however, any baseline audiometry and any baseline spirometry services may be performed at medical clinics managed by Shareholder and at non-mobile locations established within employers' sites. Any other audiometry or spirometry services are subject to the provisions of
Section 7 hereof.

6. Subsequent Acquisition. Notwithstanding anything to the contrary contained herein except for Paragraph 10, in the event that Shareholder or any of its affiliates acquires or is acquired by another entity (in either case, whether by asset or stock purchase, merger or consolidation), which acquired or acquiring business engages in a business substantially similar to the Business within the Territory (the "Incidental Business"), the restrictions contained in Section 1 of this Agreement shall not prohibit Shareholder, U.S. Health Works Holding Company, Inc., any of their affiliates, or the acquiring entity, as the case may be, from continuing to engage in the Incidental Business, but only to the extent that the Incidental Business (i) does not constitute more than ten percent (10%) of the aggregate annual revenues of the acquired or acquiring business, (ii) does not contribute more than ten percent (10%) of the aggregate annual revenues of the Business as of the date of this Agreement, and (iii) within ten (10) days after the closing of the acquired or acquiring transaction the Incidental Business is offered for sale to Purchaser at a price determined by an independent appraiser selected by Purchaser and reasonably acceptable to Shareholder.

7. Customer Referral. Purchaser recognizes that customers receiving Occupational Medicine services from medical practices affiliated with Shareholder or a wholly owned subsidiary thereof have in the past and may in the future express a need for services substantially similar to the Business. Notwithstanding anything to the contrary in this Agreement except for Paragraph 10, the Shareholder, its wholly owned subsidiaries and affiliated medical practices shall be permitted to provide services substantially similar to the Business within the Territory to their customers, to the extent not involving soliciting customers of the Purchaser; provided, however, that Shareholder shall first contract the Purchaser in writing to provide such services on its behalf. In the event that the Purchaser is unwilling or unable to provide the services at the time and place requested, or if the customer states in writing that it is unwilling to receive the services from the Purchaser, the Shareholder or its affiliate may arrange for such services to be provided to its customers through the engagement of an entity in which it has no controlling interest, either as an employer, owner, partner, limited partner, joint venturer, creditor or stockholder.

8. Stationary Services. Except for Paragraph 10 nothing herein shall be construed to limit or affect Shareholder's and its affiliates' ability to provide occupational health programs and services including hearing conservation and respiratory surveillance using stationary operations, at or through a stationary medical clinic owned or managed by Shareholder.

9. Use of Certain Truck. Except for Paragraph 10 nothing contained herein shall be construed to limit or affect Shareholder's and its affiliates' ability to own and use in the Houston, Texas metropolitan area the 1995 GMC audio testing truck currently housed at 7127 North Loop East, Houston Texas; provided, however, that such truck shall not in any way be used to provide services included in the Business as defined herein.

10. Confidential Data. Shareholder further agrees that, for a period of five (5) years from the date of this Agreement, Shareholder will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for its own benefit, any pricing information, marketing information or sales technique of the business and assets obtained during the Transaction, or any other of the following confidential information or documents of or relating to the business and assets obtained during the Transaction: confidential records, computer software programs, customer lists, terms of license agreements, terms of Purchaser's contracts with suppliers, and planning and financial information of Purchaser (hereinafter referred to as the "Confidential Data"). Shareholder hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Purchaser may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Purchaser of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

In the event that Shareholder or any of its representatives or affiliates become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, any similar process or otherwise) to disclose any of the Confidential Data, Shareholder shall provide Purchaser with prompt prior written notice of such requirement so that Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this agreement. In the event that such protective order or other remedy is not obtained, or that Purchaser waives compliance with the provisions hereof, Shareholder agrees to furnish only that portion of the Confidential Data that is required in the written opinion of its counsel, who shall be reasonably satisfactory to Purchaser, and to exercise best efforts to obtain reliable assurance that confidential treatment will be accorded such of the disclosed information which Purchaser so designates.

11. Equitable Relief. Shareholder acknowledges that its expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, that a breach by Shareholder of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law and that a breach of any of the provisions contained in this Agreement will cause Purchaser irreparable injury and damage. Shareholder further acknowledges that it possesses unique skills, knowledge and ability and that solicitation in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Purchaser. By reason thereof, Shareholder agrees that Purchaser shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

12. Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

13. Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of, and be enforceable by, Purchaser and its successors, assigns and successors in interest, including, without limitation, any corporation with which Purchaser may be merged or by which it may be acquired. This Agreement is nonassignable except that Purchaser's rights, duties and obligations under this Agreement may be assigned to its acquirer in the event Purchaser is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity; provided, however, that prior to any such sale or assignment, the assignee shall assume all of the Purchaser's duties and obligations hereunder. In the event of any such assignment notice shall be given in the manner set forth in Section 20 within thirty (30) days after such assignment.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all other agreements relating to the subject matter hereof. There are no agreements, understandings, specific restrictions, warranties or representations relating to said subject matter between the parties other than those set forth herein or herein provided.

15. Capitalized Terms. Except as otherwise indicated herein, capitalized terms shall have the meaning set forth in that certain Acquisition Agreement among Purchaser, Shareholder and Seller dated September 15, 2000.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement.

17. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

18. Breach of Agreement. Shareholder agrees that in the event it breaches any provision of this Agreement, Purchaser shall be entitled, in addition to any other remedies it may have under this Agreement, to withhold and offset to the extent of any liability, loss, damage or injury from such breach, and to withhold the amount of any such liability, loss, damage or injury that Purchaser reasonably believes it may sustain, any payments due to Shareholder or any other party pursuant to the Acquisition Agreement or this Agreement.

19. Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

20. Modification. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

21. Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail, return receipt requested, or sent by Federal Express or other nationally recognized overnight delivery service addressed as follows:

21.1 If to Shareholder:

U.S. HealthWorks, Inc.
3655 North Point Parkway, Suite 150
Alpharetta, GA 30005
Attention: Mr. Richard Kampa, Chief Executive Officer

and to:

U.S. HealthWorks, Inc.
3655 North Point Parkway, Suite 150
Alpharetta, GA 30005
Attention: General Counsel

21.2	If to Purchaser:

Healthcomp Evaluation Services Corporation
2001 Siesta Drive, Suite 302
Sarasota, FL 34239
Attn: David W. Nabors, Senior Vice President

and to:

Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street, N.E.
Atlanta, Georgia 30308-3242
Attention:  Barry J. Stein, Esq.


21.3 If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made. If delivered by mail or overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or sent to a party in accordance with this Section 20 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or overnight delivery service, as the case may be.

21.4 Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
Section 20.

**********IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

U.S. HEALTHWORKS, INC.

"Shareholder"

By:_________________________________
      Name:
      Title:

HEALTHCOMP EVALUATION SERVICES CORPORATION

"Purchaser"

By:_________________________________
      Name:
      Title:




                   COVENANT NOT TO COMPETE

THIS COVENANT NOT TO COMPETE (this "Agreement"), made this 19th day of September, 2000 between HEALTHCOMP EVALUATION SERVICES CORPORATION, a Nevada corporation ("Purchaser") and U.S. HEALTHWORKS HOLDING COMPANY, INC. ("Seller"), a Delaware corporation and wholly owned subsidiary of U.S. HealthWorks, Inc., a Delaware corporation ("Shareholder");


W I T N E S S E T H:

WHEREAS, Shareholder is the sole shareholder of Seller, and whereas on this day Shareholder, Seller and Purchaser have entered into an Acquisition Agreement (the "Acquisition Agreement") whereby Purchaser has agreed to purchase from Seller the Assets of the Preventive
Services Division of Seller ("PSD") and all of PSD's business operations relating to the Business, upon the terms and subject to the conditions set forth therein (the "Transaction"); and

WHEREAS, Purchaser will thereafter conduct the Business and operations of PSD in the same manner as such Business was conducted by Seller prior to the Transaction, and the Seller has intimate knowledge of the business practices of PSD, which, if exploited by the Seller in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Purchaser to continue the business previously conducted by PSD; and

WHEREAS, to induce Purchaser to enter into the Transaction, Seller has agreed to execute this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby specifically agreed to and acknowledged, Seller and Purchaser, intending to be legally bound, agree as follows:

1. Noncompetition. Seller covenants and agrees that, for a period of three (3) years from the date hereof, Seller will not, within the Continental United States (the "Territory"), directly or indirectly, compete with PSD by carrying on a business which is substantially similar to the Business (as defined in Section 5 hereof).

2. Harm to Reputation of Purchaser. Seller further agrees that, from the date of this Agreement, Seller will not make, or cause to be made, any type of comments or statements to any agent, employee, customer, contractor, or any other person or entity in the Territory, which tend, or would tend, to harm or lessen the reputation of Purchaser in the industry.

3. Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) managing, selling or marketing or supervising others with regard to the Business, (ii) calling on, soliciting, taking away, accepting as a customer or attempting to call on, solicit, take away or accept as a customer for purposes of the Business any individual, partnership, corporation, limited liability company or association that is or was a customer of PSD during the twelve calendar month period immediately prior to the date hereof with whom Seller had contact prior to the date hereof at any time, (iii) soliciting, taking away or attempting to solicit or take away any employee of the Business, either on Seller's own behalf or on behalf of any other person or entity, who was an employee of the Business during the twelve calendar month period immediately prior to the date hereof, or (iv) for the period of this Agreement, entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, limited liability company or association.

4. Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 3 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective broker or customer of PSD as of the date hereof.

5. Business. For purposes of this Agreement, the term "Business" shall mean the provision of mobile hearing conservation, mobile respiratory surveillance, and industrial hygiene/safety services through engineering controls, sales of protective devices, environmental monitoring and environmental analysis at customer site and the sale or license of software used in such activities. For purposes of this Agreement, the term "Business" shall not be deemed to include Occupational Medicine.

The term "Occupational Medicine" shall mean any employer or employer's insurance paid medical services and testing relating to employees and having specific reference to employment related matters, which involve only pre-placement physical exams (which include pulmonary function testing), laboratory testing, x-rays, audiometry, spirometry, electrocardiography, drug screens, and work-related injuries and illnesses, physical therapy and rehabilitation associated with work-related injuries and consulting with employers regarding employer policies and case management, with arrangements usually contemplating such services being provided for all employees of the employer and medical services generally defined as primary care or urgent care; provided, however, any baseline audiometry or any baseline spirometry services may be performed at medical clinics managed by Seller and at non-mobile locations established within employers' sites. Any other audiometry or spirometry services are subject to the provisions of
Section 7 hereof.

6. Subsequent Acquisition. Notwithstanding anything to the contrary contained herein except for Paragraph 10, in the event that Seller or any of its affiliates acquires or is acquired by another entity (in either case, whether by asset or stock purchase, merger or consolidation), which acquired or acquiring business engages in a business substantially similar to the Business within the Territory (the "Incidental Business"), the restrictions contained in Section 1 of this Agreement shall not prohibit Seller, Shareholder, any of their affiliates, or the acquiring entity, as the case may be, from continuing to engage in the Incidental Business, but only to the extent that the Incidental Business (i) does not constitute more than ten percent (10%) of the aggregate annual revenues of the acquired or acquiring business, (ii) does not contribute more than ten percent (10%) of the aggregate annual revenues of the Business as of the date of this Agreement, and (iii) within ten (10) days after the closing of the acquired or acquiring transaction the Incidental Business is offered for sale to Purchaser at a price determined by an independent appraiser selected by Purchaser and reasonably acceptable to Seller.

7. Customer Referral. Purchaser recognizes that customers receiving Occupational Medicine services from medical practices affiliated with Seller or a wholly owned subsidiary thereof have in the past and may in the future express a need for services substantially similar to the Business. Notwithstanding anything to the contrary in this Agreement except for Paragraph 10, the Seller, its wholly owned subsidiaries and affiliated medical practices shall be permitted to provide services substantially similar to the Business within the Territory to their customers, to the extent not involving soliciting customers of the Purchaser; provided, however, that Seller shall first contract the Purchaser in writing to provide such services on its behalf. In the event that the Purchaser is unwilling or unable to provide the services at the time and place requested, or if the customer states in writing that it is unwilling to receive the services from the Purchaser, the Seller or its affiliate may arrange for such services to be provided to its customers through the engagement of an entity in which it has no controlling interest, either as an employer, owner, partner, limited partner, joint venturer, creditor or stockholder.

8. Stationary Services. Except for Paragraph 10 nothing herein shall be construed to limit or affect Seller's and its affiliates' ability to provide occupational health programs and services including hearing conservation and respiratory surveillance using stationary operations, at or through a stationary medical clinic owned or managed by Seller.

9. Use of Certain Truck. Except for Paragraph 10 nothing contained herein shall be construed to limit or affect Seller's and its affiliates' ability to own and use in the Houston, Texas metropolitan area the 1995 GMC audio testing truck currently housed at 7127 North Loop East, Houston Texas; provided, however, that such truck shall not in any way be used to provide services included in the Business as defined herein.

10. Confidential Data. Seller further agrees that, for a period of five (5) years from the date of this Agreement, Seller will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for its own benefit, any pricing information, marketing information or sales technique of the business and assets obtained during the Transaction, or any other of the following confidential information or documents of or relating to the business and assets obtained during the Transaction: confidential records, computer software programs, customer lists, terms of license agreements, terms of Purchaser's contracts with suppliers, and planning and financial information of Purchaser (hereinafter referred to as the "Confidential Data"). Seller hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Purchaser may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Purchaser of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

In the event that Seller or any of its representatives or affiliates become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, any similar process or otherwise) to disclose any of the Confidential Data, Seller shall provide Purchaser with prompt prior written notice of such requirement so that Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this agreement. In the event that such protective order or other remedy is not obtained, or that Purchaser waives compliance with the provisions hereof, Seller agrees to furnish only that portion of the Confidential Data that is required in the written opinion of its counsel, who shall be reasonably satisfactory to Purchaser, and to exercise best efforts to obtain reliable assurance that confidential treatment will be accorded such of the disclosed information which Purchaser so designates.

11. Equitable Relief. Seller acknowledges that its expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, that a breach by Seller of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law and that a breach of any of the provisions contained in this Agreement will cause Purchaser irreparable injury and damage. Seller further acknowledges that it possesses unique skills, knowledge and ability and that solicitation in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Purchaser. By reason thereof, Seller agrees that Purchaser shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

12. Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

13. Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of, and be enforceable by, Purchaser and its successors, assigns and successors in interest, including, without limitation, any corporation with which Purchaser may be merged or by which it may be acquired. This Agreement is nonassignable except that Purchaser's rights, duties and obligations under this Agreement may be assigned to its acquirer in the event Purchaser is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity; provided, however, that prior to any such sale or assignment, the assignee shall assume all of the Purchaser's duties and obligations hereunder. In the event of any such assignment notice shall be given in the manner set forth in Section 20 within thirty (30) days after such assignment.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all other agreements relating to the subject matter hereof. There are no agreements, understandings, specific restrictions, warranties or representations relating to said subject matter between the parties other than those set forth herein or herein provided.

15. Capitalized Terms. Except as otherwise indicated herein, capitalized terms shall have the meaning set forth in that certain Acquisition Agreement among Purchaser, Shareholder and Seller dated September 15, 2000.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement.

17. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

18. Breach of Agreement. Seller agrees that in the event it breaches any provision of this Agreement, Purchaser shall be entitled, in addition to any other remedies it may have under this Agreement, to withhold and offset to the extent of any liability, loss, damage or injury from such breach, and to withhold the amount of any such liability, loss, damage or injury that Purchaser reasonably believes it may sustain, any payments due to Seller or any other party pursuant to the Acquisition Agreement or this Agreement.

19. Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

20. Modification. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

21. Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail, return receipt requested, or sent by Federal Express or other nationally recognized overnight delivery service addressed as follows:

21.1 If to Seller:

U.S. HealthWorks, Inc.
3655 North Point Parkway, Suite 150
Alpharetta, GA 30005
Attention: Mr. Richard Kampa, Chief Executive Officer

and to:

U.S. HealthWorks, Inc.
3655 North Point Parkway, Suite 150
Alpharetta, GA 30005
Attention: General Counsel

21.2   If to Purchaser:

Healthcomp Evaluation Services Corporation
2001 Siesta Drive, Suite 302
Sarasota, FL 34239
Attn: David W. Nabors, Senior Vice President

and to:

Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street, N.E.
Atlanta, Georgia 30308-3242
Attention:  Barry J. Stein, Esq.


21.3 If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made. If delivered by mail or overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or sent to a party in accordance with this Section 20 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or overnight delivery service, as the case may be.

21.4 Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
Section 20.

**********
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

U.S. HEALTHWORKS HOLDING COMPANY, INC.

"Seller"

By:_________________________________
      Name:
      Title:




HEALTHCOMP EVALUATION SERVICES CORPORATION

"Purchaser"

By:_________________________________
      Name:
      Title: